Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2007 Equity Incentive Plan and the 2007 Employee Stock Purchase Plan of DemandTec, Inc. of our report dated April 23, 2008, with respect to the consolidated financial statements and schedule of DemandTec, Inc. included in its Annual Report (Form 10-K) for the year ended February 29, 2008, filed with the Securities and Exchange Commission.

San Francisco, CA	/S/ Ernst & Young LLP
April 23, 2008